UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 30, 2012

LUCID, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	001-35379	16-1406957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

95 Methodist Hill Drive, Suite 500, Rochester, NY	14623
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code:  (585) 239-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

b

Item 1.01.  Entry into a Material Definitive Agreement.

On March 30, 2012, Lucid, Inc. (the “Company”) entered into a Forbearance Agreement and First Amendment to Loan and Security Agreement (the “First Amendment”) with Square 1 Bank (the “Bank”), relating to the Loan and Security Agreement by and between the Company and the Bank dated as of July 20, 2011, as amended (the “Loan Agreement”).

Under the First Amendment, the Bank agreed to forbear from seeking any remedies under the Loan Agreement with respect to specified existing non-compliance with the Loan Agreement until April 30, 2012 or such earlier date that any further Event of Default (as defined in the Loan Agreement) occurs (“Forbearance Period”). As consideration for the First Amendment, the Company paid the Bank a forbearance fee of $10,000.

In addition, under the First Amendment, the Loan Agreement was amended:

(a) to provide a new term loan maturity date, which is April 30, 2012;

(b) to provide that interest will continue to accrue from the date of each Term Loan (as defined in the Loan Agreement) at the rate specified in the Loan Agreement; on April 30, 2012, all amounts due in connection with the Term Loans and any other amounts due under the Loan Agreement will be immediately due and payable; and the Terms Loans, once repaid, may not be reborrowed; and

(c) to provide that the Company is obligated to maintain a balance of unrestricted cash at the Bank not less than $1,500,000 at all times.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K with respect to the entering into the First Amendment is incorporated by reference into this Item 2.04.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1                           Forbearance Agreement and First Amendment to Loan and Security Agreement, dated as of March 30, 2012, by and between Lucid, Inc. and Square 1 Bank

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCID, INC.

Date: April 5, 2012	By:	/s/ Martin J. Joyce
Martin J. Joyce
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

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